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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 14, 1998
                                                        -----------------
                            EDUCATIONAL MEDICAL, INC.
                            -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         000-21567                                  65-0038445
         ---------                                  ----------
 (COMMISSION FILE NUMBER                (IRS EMPLOYER IDENTIFICATION NO.)

                            EDUCATIONAL MEDICAL, INC.
                       1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076
                             ----------------------
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)           (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 475-9930
                                                           --------------


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 14, 1998, Educational Medical, Inc. (the "Company"), through its subsidiary, CHI Acquisition Corp. (a Delaware corporation) ("CHI"), purchased all of the stock (the "Pennsylvania Acquisition") of Computer Hardware Service Company, Inc. (a Pennsylvania corporation) ("CHSC"), from its former shareholders (the "Sellers"). CHSC owns and operates two postsecondary educational institutions (the "Schools") located in Broomall and Southampton, Pennsylvania, respectively. The purchase was pursuant to a Stock Purchase Agreement (the "Agreement") dated as of February 14, 1998. CHI was formed for the sole purpose of effecting the Pennsylvania Acquisition and the Company is its sole shareholder. The Company entered into the Agreement to reflect that is jointly and severally liable with CHI with regard to the obligations to the Sellers which are provided for in the Agreement.

         The purchase price of the Pennsylvania Acquisition was $11.75 million. Pursuant to the Agreement, the shareholders of CHSC sold to CHI all of their stock in CHSC. Additionally, Sellers agreed not to compete with the Company and its schools pursuant to the terms (as defined in Section 7(b) of the Agreement).

         Pursuant to the terms of the Agreement, CHI paid to CHSC $1,500,000 on February 14, 1998. The $10,250,000 remaining portion of the purchase price was paid by delivery of:
         (1) a promissory note in the amount of $3,000,000 (the "Second Payment Note"), payable with interest on the earlier of the last business day within the first 30 calendar days following the date on which all Prerequisite Student Aid Approvals are obtained, but no later than August 14, 1998. "Prerequisite Student Aid Approvals" are defined in the Agreement as all approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control resulting from the change in ownership of the Schools which approvals are a prerequisite to receipt of federal and state aid by the Schools' students.
         (2) a promissory note in the amount of $5,750,000 (the "Purchase Money Promissory Note"), with an initial payment of $1,100,000 plus interest on the first anniversary of the closing plus quarterly principal and accrued interest over the remaining four years.
         To secure the Second Payment Note and Purchase Money Promissory Note, the Company pledged all of the issued and outstanding capital stock of CHI and granted a security interest in the assets of CHSC. Both notes are subordinate to the Company's senior lender.
         (3) 151,900 shares of the Company's Common Stock.

         The funds utilized by the Company for the Pennsylvania Acquisition were provided from the proceeds received by the Company from its initial public offering of $24,000,000 of Common Stock that was completed on October 28, 1996.

         The foregoing description of the Stock Purchase Agreement and the exhibits to it, including the Second Payment Note, Purchase Money Promissory Note, Pledge Agreement, and the Security Agreement, and transactions contemplated by such documents, does not purport to be complete and is qualified in its entirety by reference to each of such documents, copies of which are filed as exhibits hereto.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired: Will be filed by Amendment not later than 60 days from March 1, 1998.

         (b)      Pro Forma Financial Information Relative to Acquired
                  Business: Will be filed by Amendment not later than 60 days from March 1, 1998.

         (c)      Exhibits

                  10.1     Stock Purchase Agreement dated February 14, 1998.

                  10.2 Second Payment Note (Exhibit 1 to Stock Purchase Agreement).

                  10.3 Purchase Money Promissory Note (Exhibit 2 to Stock Purchase Agreement).

                  10.4     Pledge Agreement (Exhibit 3 to Stock Purchase
                           Agreement).

                  10.5     Security Agreement (Exhibit 4 to Stock Purchase
                           Agreement).

                  10.6 Registration Rights Agreement (Exhibit 5 to Stock Purchase Agreement).

                  10.7     Stock Power (Exhibit 6 to Stock Purchase Agreement).

                  10.8 Sellers' Subordination Agreement (Exhibit 7 to Stock Purchase Agreement).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EDUCATIONAL MEDICAL, INC.




Date: February 23, 1998                 By:  /s/ Vince Pisano
                                            ------------------------------------
                                             Vince Pisano, Vice President and
                                             Chief Financial Officer
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